CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Amerasia Khan Enterprises Ltd. for the quarter ended December 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of Amerasia Khan Enterprises Ltd. for the quarter ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Amerasia Khan Enterprises Ltd..

By:	/s/ Robert G. Pedersen, II
Name:	Robert G. Pedersen, II
Title:	Principal Executive Officer and Director
Date:	February 14, 2007
By:	/s/ Brandon T. O'Brien
Name:	Brandon T. O'Brien
Title:	Principal Financial Officer
Date:	February 14, 2007